UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2021

OneSpan Inc.
(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050
Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	OSPN	NASDAQ Capital Market

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2021, OneSpan Inc. (the “Company” or “OneSpan”) announced the appointment of Steven R. Worth as Interim Chief Financial Officer and Treasurer of the Company, effective June 9, 2021 (the “Effective Date”). On the Effective Date, Mr. Worth succeeded Mark S. Hoyt, who, as previously announced, served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer and is leaving the Company to become the Chief Financial Officer at a private company.

Mr. Worth has been OneSpan’s General Counsel, Chief Compliance Officer and Corporate Secretary since 2016. He continues to serve in those roles following the Effective Date and has executive responsibility for corporate information security, legal, compliance and intellectual property matters. Mr. Worth brings more than 25 years of experience across software, technology, consulting and legal industries. Prior to joining OneSpan, he was an Executive Vice President and General Counsel at SilkRoad Inc., a cloud-based provider of human capital management software, from 2011 to 2016. Prior to that, Mr. Worth served as Vice President, General Counsel and Corporate Secretary of Diamond Management and Technology Consultants (formerly NASDAQ: DTPI), an international publicly-traded technology services firm, from 2005 to 2010. Before his corporate roles, Mr. Worth practiced law with a large international firm. He holds an MBA and JD from the University of Wisconsin-Madison, and he has a BS in Industrial and Labor Relations from Cornell University. Mr. Worth is 51 years old. Mr. Worth does not have any family relationships with the Company’s directors or executive officers and is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Worth’s appointment, the Company and Mr. Worth entered into an amendment (the “Amendment”) to Mr. Worth’s employment agreement with the Company, dated April 18, 2016 (the “Employment Agreement”). Pursuant to the Amendment, (i) Mr. Worth’s base salary was restated at its current amount of $366,011; (ii) Mr. Worth will be entitled to a monthly fee of $10,000 per month for service as Interim Chief Financial Officer; (iii) from calendar year 2021, Mr. Worth’s target bonus under the Annual Bonus Plan (as defined in the Employment Agreement) will be equal to at least $250,000; (iv) from calendar year 2021, Mr. Worth’s award under the Long Term Incentive Plan (as defined in the Employment Agreement) will be equal to at least $750,000; and (v) the severance benefits payable to Mr. Worth upon a termination without Cause or due to Good Reason (each as defined in the Employment Agreement) was increased from six months of Mr. Worth’s annual base salary and fifty percent (50%) of his target bonus under the Annual Bonus Plan to twelve (12) months of Mr. Worth’s annual base salary and one hundred percent (100%) of his target bonus under the Annual Bonus Plan. The foregoing description is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement Amendment No. 1, between OneSpan Inc. and Steven R. Worth.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2021	OneSpan Inc.

/s/ Steven R. Worth
	Name:	Steven R. Worth
	Title:	Interim Chief Financial Officer, General Counsel, Chief Compliance Officer, Treasurer and Corporate Secretary